THE INTERLAKE CORPORATION
                     1986 STOCK INCENTIVE PROGRAM
                     (As amended April 23, 1992)

    1. Purpose. The purpose of The Interlake Corporation 1986 Stock Incentive Program (the "Program") is to attract and retain outstanding individuals as officers and employees of The Interlake Corporation and its subsidiaries (the "Corporation") and to furnish incentives to such persons to increase profits by providing such persons opportunities ("Benefits") to acquire shares of the Corporation's common stock, $1 par value ("Common Stock"), or to receive monetary payments, or both, on advantageous terms as herein provided.

    2. Administration. The Program will be administered by the Compensation Committee Board of Directors of The Interlake Corporation (the "Committee"). The Committee shall consist of not less than three non-employee directors as the Board may designate from time to time, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3 of the Securities and Exchange Commission.

    3. Participants. Participants in the Program will consist of such officers or key employees of the Corporation as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder. The Committee's designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year, or, if so designated, to receive the same type or amount of Benefit as in any other year, or as may be received by any other participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Corporation; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Corporation; (iv) the adequacy of the other compensation of participants.

    4. Types of Benefits. Benefits under the Program may be granted in any one or a combination of (a) Stock Options, (b) Appreciation Rights, and (c) Stock Awards, all as described below at Paragraphs 6-9 hereof, and shares of restricted stock if a restricted stock purchase plan is adopted pursuant to Paragraph 10 hereof.

    5. Shares. There is hereby reserved for issuance under the Program an aggregate of 540,000 shares of Common Stock, subject to adjustment in accordance with the provisions of Paragraph 16 hereof. Such of original issuance or treasury shares or The number of shares issued hereunder as Stock Awards shall not exceed 150,000, subject to adjustment in accordance with any adjustment pursuant to Paragraph 16 hereof. If there is a lapse, expiration, termination or cancellation of any Stock Option (otherwise than upon the exercise of an Appreciation Right) or Appreciation Right prior to the exercise thereof, or if shares are issued as a Stock Award and thereafter are reacquired by the Corporation pursuant to rights reserved upon issuance thereof, such shares may again be used for new Benefits authorized under the Program. Shares covered by any Stock Option surrendered upon the exercise of an Appreciation Right shall not be available for the granting of further Benefits.

    6.  Definitions. As used in the Program,

    (a) The term "Appreciation Right" means a right granted pursuant to Paragraph 8 of the Program.

    (b) The term "Date of Grant" means the date specified by the Committee on which a grant of a Stock Option or Appreciation Right or a grant of a Stock Award shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

    (c) The term "Market Value per Share" means, at any date, the average of the high and low price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) on the New York Stock Exchange Composite Transactions as report by The Wall Street Journal, corrected for reporting errors.

    (d) The term "Optionee" means the optionee named in an agreement evidencing an outstanding Stock Option.

    (e) The term "Option Right" means the right to purchase one share of Common Stock upon exercise of a Stock Option granted pursuant to Paragraph 7 of the Program.

    (f) The term "Spread" means the excess of the Market Value per Share of Common Stock on the date when an Appreciation Right is exercised or deemed to be exercised over the option price provided for in the related Option Right.

    (g) The term "Stock Award" means an award of shares of Common Stock (and accompanying cash award, if any) granted pursuant to Paragraph 9 of the Program as to which any condition imposed thereon has not been fulfilled or any limitation or restriction imposed thereon has not lapsed.

    (h) The term "Stock Option" means an option to purchase Common Stock granted pursuant to Paragraph 7 of the Program.

    7. Stock Options. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to participants of options to purchase shares of Common Stock. Each such grant may utilize any or all the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

    (a) Each grant shall specify the number of shares of Common Stock to which it pertains.

    (b) Each grant shall specify an option price per share not less than the Market Value per Share on the Date of Grant.

    (c) Each grant shall specify that the option price shall be payable at the time of exercise (i) in cash or by check acceptable to the Corporation, (ii) by the transfer to the Corporation of shares of Common Stock having a value at the time of exercise equal to the total option price, or (iii) by a combination of such methods of payment.

    (d) Successive grants may be made to the same participant whether or not any Stock Options previously granted to such participant remain unexercised.

    (e) Each grant shall specify the period or periods of continuous employment by the Optionee with the Corporation which is necessary before a Stock Option or any installment thereof will become exercisable.

    (f) Stock Options granted under the Program may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code of 1954, as in effect from time to time, (ii) options which are not intended to so qualify, or (iii) combinations of the foregoing.

    (g) No Stock Option shall be exercisable more than ten years from the Date of Grant.

    (h) Each grant of Stock Options shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to the Optionee and containing such terms and provisions, consistent with the Program, as the Committee may approve.

    (i) The aggregate fair market value (determined as of the Date of Grant) of the stock for which any participant may be granted Stock Options in any calendar year which are intended to qualify as "incentive stock options" under Section 422A of the Internal Revenue Code (under all plans of The Interlake Corporation and its parent and subsidiary corporations, if any) shall not exceed $100,000 plus any unused limit carryover to such year (such unused limit carryover to be determined as provided in said Section 422A).

    8. Appreciation Rights. The Committee may also authorize the granting to any Optionee of Appreciation Rights in respect of Option Rights granted hereunder. An Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Corporation an amount which shall be determined by the Committee and shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

    (a) Any grant may (i) when granted specify that the amount payable on exercise of an Appreciation Right may be paid by the Corporation in cash, in shares of Common Stock, or in any combination thereof, or (ii) may either grant to the Optionee or retain in the Committee the right to elect among those alternatives subsequent to the Date of Grant.

    (b) Any grant may specify that the amount payable on exercise of an Appreciation Right (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise) may not exceed a maximum specified by the Committee at the Date of Grant.

    (c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods, and shall provide that no Appreciation Right may be exercised except at a time when the related Option Right is also exercisable.

    (d) Each grant shall specify that the Committee may at any time amend, suspend or terminate the Appreciation Rights covered thereby (provided that, in the case of an amendment, the amended Appreciation Rights shall conform to the provisions of the Program).

    (e) Each grant of an Appreciation Right shall be evidenced by a notification executed on behalf of the Corporation by any officer and delivered to the Optionee, which notification shall describe such Appreciation Right, identifying the related Option Right, state that such Appreciation Right is subject to all the terms and conditions of the Program, and contain such other terms and provisions, consistent with the Program, as the Committee may approve.

    9. Stock Awards. The Committee may from time to time and upon such terms and conditions as it may determine, authorize the granting to participants of Stock Awards. A Stock Award shall be a right of the participant to receive from the Corporation a number of shares of Common Stock of The Interlake Corporation specified by the Committee, without monetary consideration. Each grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

    (a) Each such grant shall specify the number of shares of Common Stock to which it relates.

    (b) Each such grant shall be subject to such conditions, limitations, restrictions and other matters and shall be subject to forfeiture or lapse in such circumstances, as the Committee may prescribe.

    (c) Each such grant shall specify the time or times at which the Common Stock covered by such grant shall be delivered to the participant.

    (d) Any such grant may be accompanied by a cash award payable at such times and in such amount (not exceeding 100% of the compensation income recognized by the participant by reason of such grant for federal, state and local income tax purposes) as the Committee may determine.

    (e) Each such grant shall specify that the Committee may at any time amend, suspend or terminate the Stock Award (and accompanying cash award, if any) covered thereby, provided that, in the case of an amendment, the amended Stock Award (and accompanying cash award, if any) shall conform to the provisions of the Program.

    (f) Each grant of Stock Awards (and accompanying cash awards, if any) shall be evidenced by a notification executed on behalf of the Corporation by any officer and delivered to and accepted by the participant, which notification shall describe the Stock Award (and accompanying cash award, if any), state that the same is subject to all of the terms and conditions of the Program, and contain such other terms and provisions, consistent with the Program, as the Committee may approve.

    10. Restricted Stock Purchase Plan. The Committee is authorized to adopt a restricted stock purchase plan providing for the transfer of shares of Common Stock to officers and other key employees of the Corporation at prices below the then current fair market value of such shares in consideration for their services to the Corporation and on terms and conditions which subject the participant's interests in such shares to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code of 1954. Shares transferred pursuant to such restricted stock purchase plan shall be subject to such other restrictions, limitations and conditions as may be required by said Plan or as the Committee believes to be appropriate, including, without limitation, restrictions on the sale or other disposition of such Common Stock and rights of the Corporation to reacquire such Common Stock upon termination of the participant's employment within specified periods.

    11. Limitation on Transferability. No Stock Option, Appreciation Right or share of Common Stock subject to forfeiture or other restriction of the kind described in Paragraph 9(b) or in any restricted stock purchase plan adopted hereafter shall be transferable otherwise than by will or the laws of descent and distribution, and any such Benefit shall be exercisable during the lifetime of the participant to whom such Benefit has been granted only by him or by his guardian or legal representative, and after such participant's death shall be exercisable only by his legal representative.

    12. Other Provisions. The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal and state securities laws and stock exchange requirements, and understandings or conditions as to the participant's employment in addition to those specifically provided for under the Program.

    13. Manner of Action by the Corporation. The Secretary of The Interlake Corporation (or such other officer as the Chief Executive Officer of The Interlake Corporation may from time to time designate) shall supervise the maintenance of records for all participants in the Program. Any determination of such officer, if approved by the Committee, shall be binding and conclusive for all purposes.

    14. Taxes. The Corporation shall be entitled if necessary or desirable to withhold, or secure payment from the participant in lieu of withholding, the amount of any local, state or federal withholding or other tax due from the Corporation attributable to any amount payable or shares deliverable under the Program after giving the person entitled to receive such amount of shares notice as far in advance as reasonably practicable, and the Corporation may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

    15. Tenure. A participant's right, if any, to continue to serve the Corporation as an officer or employee shall not be enlarged or otherwise affected by the establishment of the Program or his designation as a participant.

    16. Adjustment Provisions. (a)If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends, stock splits or stock combinations), the total number of shares reserved for issuance under the Program and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Corporation and the value of each such Benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

    (b) Notwithstanding any other provision of the Program, and without affecting the number of shares reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

    17. Amendment and Termination of Benefits and the Program.

    (a) The Committee may amend the Program from time to time or terminate the Program at any time. However, except for adjustments expressly provided for herein, no amendment may increase the number of shares issuable under the Program or change the class of persons eligible, as defined in Paragraph 3 hereof, to participate in the Program. No benefit shall be granted pursuant to the Program more than 10 years after the date of ratification and approval of the Program by the stockholders of the Corporation.

    (b) The Committee may, with the concurrence of the affected Optionee, amend or cancel any agreement evidencing Stock Options granted under this Plan. In the event of cancellation, the Committee may authorize the granting of new Stock Options (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price, and subject to the same terms, conditions and discretions, as under the Program would have been applicable had the cancelled Stock Options not been granted.

    (c) In case of termination of employment by reason of death, disability or retirement under a retirement plan of the Corporation of a participant who holds a Stock Option or Appreciation Right not immediately exercisable in full, or any Stock Award or Restricted Stock as to which such condition, limitation, restriction or substantial risk of forfeiture has not lapsed, the Committee may, in its sole discretion, accelerate the time at which such Stock Option or Appreciation Right may be exercised or the time at which such condition, limitation, restriction or substantial risk of forfeiture will lapse.

    18. Effective Date. The Program shall become effective on the date on which the Plan of Reorganization contemplated by the Proxy Statement/Prospectus of Interlake, Inc. dated March 26, 1986 is effectuated.